Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

C. Lynn Gable

The Bank of Georgia

Senior Vice President and CFO

(770) 631-9488

GEORGIA BANCSHARES, INC.

REPORTS THIRD QUARTER RESULTS

PEACHTREE CITY, GA, October 20, 2005 – Georgia Bancshares, Inc., (OTC BB:GABA.OB), the parent company of The Bank of Georgia, today announced net income for the third quarter of 2005 of $709,895, or $.24 per share.  Same quarter earnings for 2004 were $485,510, or $.17 per share.  Net income for the nine months ended September 30, 2005 was $1,963,624 or $.66 per share as compared to $1,365,743, or $.46 per share for the same period in 2004. Total assets were $269,892,421 at September 30, 2005 as compared to $251,105,097 at September 30, 2004.  For more information about Georgia Bancshares, Inc., visit www.georgiabancshares.com.

Based in Peachtree City, GA, Georgia Bancshares, Inc. is a bank holding company that provides traditional bank services to small businesses and consumers through its subsidiary, The Bank of Georgia.  The Bank of Georgia opened for business in February 2000, and has seven locations in Peachtree City, Fayetteville, Newnan, Sharpsburg, Tyrone and Fairburn, Georgia.  A full-service bank, The Bank of Georgia provides a broad array of services, including checking accounts, money market accounts, certificates of deposit, commercial loans, construction loans, consumer loans (including home equity lines of credit), credit cards, drive-through windows, ATMs, on-line banking, and Visa check cards.  For more information about The Bank of Georgia, visit www.bankofgeorgia.com.

Except for the historical information contained herein, the matters discussed in this press release may be deemed to be forward-looking statements that involve risks and uncertainties, including changes in economic conditions, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans, the level of allowance for loan losses, the rate of delinquencies and amounts of charge-offs, and competition.  Actual strategies and results in future periods may differ materially from those currently expected.  These forward-looking statements represent our judgment as of the date of this release.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Georgia Bancshares, Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2005	2004
	(Unaudited)
Assets:
Cash and cash equivalents:
Cash and due from banks	$9,572,389	$4,631,303
Interest-bearing deposits in other banks	90,654	5,115,984
Federal funds sold	2,485,000	0
Cash and cash equivalents	12,148,043	9,747,287
Investments securities:
Securities available-for-sale	25,750,626	35,039,356
Other investments	1,997,241	1,540,466
	27,747,867	36,579,822

Loans net of allowance for loan losses of $2,888,848 and $2,654,334 respectively	214,798,307	189,640,547
Accrued interest receivable	2,377,332	1,612,109
Premises and equipment, net	6,546,528	6,212,760
Bank owned life insurance	4,848,006	4,715,027
Other assets	1,426,338	1,042,499
Total assets	$269,892,421	$249,550,051

Liabilities:
Deposits:
Noninterest-bearing	$30,034,175	$22,666,896
NOW	38,628,841	29,139,505
Savings	23,713,173	29,340,650
Time deposits $100,000 and over	73,408,621	78,243,539
Other time deposits	62,359,069	52,867,428
Total deposits	228,143,879	212,258,018

Securities sold under agreements to repurchase	215,165	529,358
Federal funds purchased	0	5,500,000
Federal Home Loan Bank advances	10,000,000	2,000,000
Junior subordinated debentures	6,702,000	6,702,000
Accrued interest payable and other liabilities	1,762,231	1,454,492
Total liabilities	246,823,275	228,443,868

Shareholders’ Equity
Common stock; no par value, 10,000,000 shares authorized; 2,977,032 shares issued and outstanding	17,248,549	17,217,471
Retained earnings	5,825,097	3,861,473
Accumulated other comprehensive income	(4,500)	27,239
Total shareholders’ equity	23,069,146	21,106,183
Total liabilities and shareholders’ equity	$269,892,421	$249,550,051

Georgia Bancshares, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended September 30,
	2005	2004
Interest income:
Interest and fees on loans	$3,993,443	$3,131,931
Interest and dividends on investments	265,949	390,252
Interest on federal funds sold and other interest income	11,019	12,997

Total interest income	4,270,411	3,535,180

Interest expense:
Interest on deposits	1,384,434	1,036,877
Interest on securities sold under agreements to repurchase	713	2,001
Interest on other borrowed funds	217,845	20,958
Total interest expense	1,602,992	1,059,836

Net interest income	2,667,419	2,475,344

Provision for loan losses	96,600	280,000

Net interest income after provision for loan losses	2,570,819	2,195,344

Other income:
Service charges on deposit accounts	88,422	73,372
Gains (losses) on sale of other assets	0	(5,000)
Gains on sales of securities available-for-sale	0	11,146
Mortgage banking income	240,532	87,352
Other operating income	111,513	47,295
Total other income	440,467	214,165

Other expense:
Salaries and employee benefits	1,306,908	976,884
Occupancy and equipment expense	211,104	197,554
Data processing	162,250	151,420
Other operating expenses	315,129	360,141
Total other expense	1,995,391	1,685,999

Income before income taxes	1,015,895	723,510

Income tax expense	306,000	238,000

Net income	$709,895	$485,510

Basic earnings per share	$0.24	$0.17

Diluted earnings per share	$0.20	$0.14

	Nine Months Ended September 30,
	2005	2004
Interest income:
Interest and fees on loans	$11,351,640	$8,678,276
Interest and dividends on investments	858,683	997,519
Interest on federal funds sold and other interest income	33,180	50,954

Total interest income	12,243,503	9,726,749

Interest expense:
Interest on deposits	3,818,125	3,046,708
Interest on securities sold under agreements to repurchase	3,565	4,664
Interest on other borrowed funds	537,587	42,020
Total interest expense	4,359,277	3,093,392

Net interest income	7,884,226	6,633,357

Provision for loan losses	289,800	430,000

Net interest income after provision for loan losses	7,594,426	6,203,357

Other income:
Service charges on deposit accounts	252,837	231,355
Gains (losses) on sale of other assets	599	(9,678)
Gains on sales of securities available-for-sale	0	17,015
Mortgage banking income	505,635	87,352
Other operating income	316,168	121,558
Total other income	1,075,239	447,602

Other expense:
Salaries and employee benefits	3,720,764	2,705,962
Occupancy and equipment expense	632,408	542,139
Data processing	472,727	442,011
Other operating expenses	1,023,071	934,104
Total other expense	5,848,970	4,624,216

Income before income taxes	2,820,695	2,026,743

Income tax expense	857,071	661,000

Net income	$1,963,624	$1,365,743

Basic earnings per share	$0.66	$0.46

Diluted earnings per share	$0.56	$0.40